[Seal of the United States District Court for the District of Maryland]	UNITED STATES DISTRICT COURT DISTRICT OF MARYLAND 101 W. LOMBARD STREET BALTIMORE, MARYLAND 21201

Chambers of Hon. Marvin J. Garbis United States District Judge 410-962-7700

October 18, 2006

TO ALL COUNSEL OF RECORD

Re: Star v. RJR, MJG-01-1504

Dear Sir/Madam:

Although there has been substantial progress, I regret that I have not been able to complete the pending decisions in the Star case this month as I had wished.

I am continuing to proceed with these and shall endeavor to get the opinions issued before the end of November, and, hopefully, rather sooner.

Yours truly,

/s/ Marvin J. Garbis
Marvin J. Garbis
United States District Judge